Exhibit 10.6

The WVR Group Inc. 2005 UK Enterprise Management Incentive Plan

under the provisions of Schedule 5 to the Income

Tax (Earnings and Pensions) Act 2003

Adopted by the Administrator as a sub-plan pursuant to section 4 of the WVR Group Inc. 2004 Stock

Option Plan on:                         2005

The RM2 Partnership Limited, registered in England 4613097

8-12 Coombe Road, New Malden, Surrey KT3 4QE www.rm2.co.uk

Plan Rules

1.	Purposes of Plan

1.1	The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Share Options or Nonstatutory Share Options, as determined by the Administrator at the time of grant.

2.	Definitions

2.1	In these Rules the following words and expressions shall have the following meanings:

“Administrator”	the Board or any of its Committees as shall be administering the Plan in accordance with Rule 4

“Applicable Laws”	the laws of England including the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the U.S.Code, any stock exchange or quotation system on which the Common Stock is listed or quoted

“Board”	the Company’s Board of Directors

“Change of Control”	(i) the acquisition of Control of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s state of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company

“Committee”	A committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Rule 4

“Common Stock”	the Company’s common stock, par value $0.0001

“Company”	WVR Group, Inc., a Delaware corporation

“Consultant”	any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity

“Control”	the meaning given by Section 840 of ICTA

“Date of Grant”	the date on which an Option is, was, or is to be granted under the terms of an Option Agreement in accordance with Rule 13.1

“Director”	a member of the Board

“Disability”	disability as defined in section 1 of the Disability Discrimination Act 1995, as amended

“Employee”	any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company within the meaning of Part 4 of the Schedule.

“Exchange Act”	the Securities Exchange Act of 1934, as amended (a U.S. statute)

“Exercise Price”	the price at which each Share subject to the Option may be acquired on the exercise of that Option determined in accordance with an Option Agreement

“Fair Market Value”	as of any date, the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed with Inland Revenue Shares Valuation PROVIDED THAT if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

“ICTA”	the Income and Corporation Taxes Act 1988

“Incentive Share Option”	an Option intended to be a qualifying option within the meaning of paragraph 1 of the Schedule and, for the purposes of Rule 3.1 only, an option intended to qualify as an Incentive Stock Option within the meaning of the WVR Group Inc. 2004 Stock Option Plan and any sub-plan created pursuant thereto

“ITEPA 2003”	the Income Tax (Earnings and Pensions) Act 2003

“Nonstatutory Share Option”	an Option not intended to qualify as an Incentive Share Option

“Option”	a share option granted pursuant to the Plan

“Option Agreement”	a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan

“Option Exchange Program”	a program whereby outstanding Options are exchanged for Options with a lower exercise price

“Optioned Stock”	the Common Stock subject to an Option

“Optionee”	the holder of an outstanding Option granted under the Plan (or his personal representatives)

“Parent”	a company that has one or more fifty one percent (51%) subsidiaries

“Plan”	The WVR Group Inc. 2005 UK Enterprise Management Incentive Plan

“Purchaser”	a holder of Restricted Stock

“Restricted Stock”	Shares issued pursuant to the exercise of an Option

“Rules”	these present rules of The WVR Group Inc. 2005 UK Enterprise Management Incentive Plan

“Schedule”	Schedule 5 to ITEPA 2003

“Securities Act”	the Securities Act of 1933, as amended (a U.S. statute)

“Service Provider”	an Employee, Director or Consultant

“Share”	a share of the Common Stock, as adjusted in accordance with Rule 12 below, which satisfies the requirements of paragraphs 35 and 58 to the Schedule

“Stock Plan”	The WVR Group Inc. 2004 Stock Option Plan including any sub-plan adopted pursuant to Section 4(viii) thereof, including this Plan

“Subsidiary”	any company which the Company controls, either on its own or together with any person connected with it, and the question whether a person controls a company is to be determined in accordance with section 416(2) to (6) of ICTA

“U.S. Code”	the Internal Revenue Code of 1986, as amended (a U.S. code)

2.2	Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

2.3	Any reference to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

3.	Shares Subject to the Plan

3.1	Subject to the provisions of Rule 12 below, the maximum aggregate number of Shares that may be subject to option and sold under a Stock Plan is 2,500,000 Shares. In no event shall the number of Shares issued pursuant to Incentive Share Options exceed 2,500,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2	If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of unvested Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.	Administration of the Plan

4.1	Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

4.2	Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

4.2.1	to determine the Fair Market Value;

4.2.2	to select the Service Providers to whom Options may from time to time be granted hereunder;

4.2.3	to determine the number of Shares to be covered by each Option granted hereunder;

4.2.4	to approve forms of agreement for use under the Plan;

4.2.5	to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

4.2.6	to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

4.2.7	to initiate an Option Exchange Program;

4.2.8	to prescribe, amend and rescind rules and regulations relating to the Plan;

4.2.9	to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

4.2.10	to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.

5.	Eligibility

5.1	Nonstatutory Share Options may be granted to Service Providers. Incentive Share Options may be granted only to Employees.

6.	Limitations

6.1	Incentive Share Option Limit. Each Option shall be designated in the Option Agreement as either an Incentive Share Option or a Nonstatutory Share Option. However, notwithstanding such designation, to the extent that the total Fair Market Value of the Shares with respect to which Incentive Share Options are granted exceeds the financial limit within the meaning set out in paragraph 5 of the Schedule (currently £100,000), such Options shall be treated as Nonstatutory Share Options so far as it relates to the excess. For purposes of this Rule 6.1, Incentive Share Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

6.2	At-Will Employment. Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.

7.	Term of Plan

7.1

Unless sooner terminated under Rule 14, the Plan shall continue in effect for a term of ten (10) years from the later of (i) the 7th April 2004 or (ii) the date of the most recent Board approval of an increase in the number of Shares reserved for issuance under the Plan.

8.	Term of Option

8.1	The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the Date of Grant thereof. In the case of an Incentive Share Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the Date of Grant or such shorter term as may be provided in the Option Agreement.

9.	Option Exercise Price and Consideration

9.1	Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

9.1.1	In the case of an Incentive Share Option

9.1.1.1	granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the Date of Grant;

9.1.1.2	granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

9.1.2	In the case of a Nonstatutory Share Option

9.1.2.1	granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the Date of Grant;

9.1.2.2	granted to any other Service Provider, the per Share exercise price shall be no less than eighty five percent (85%) of the Fair Market Value per Share on the Date of Grant.

9.1.3	Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

9.2	Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Share Option, shall be determined at the Date of Grant). Such consideration may consist of, without limitation, (i) cash, (ii) cheque, (iii) promissory note, (iv) other Shares, provided Shares acquired directly from the Company (a) have been owned by the Optionee for more than six (6) months on the date of surrender, and (b) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (vi) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. Notwithstanding the foregoing, the Administrator may permit an Optionee to exercise such Optionee’s Option by delivery of a full-recourse promissory note secured by the purchased Shares. The terms of such promissory note shall be determined by the Administrator in its sole discretion; provided, however, in the case of a Delaware corporation, the par value of the Shares purchased upon the exercise of an Option shall not be paid through the use of a promissory note.

10.	Exercise of Option

10.1	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and the Optionee’s spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Rule 12.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

10.2	Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider other than upon such Optionee’s death or Disability, such Optionee may exercise such Optionee’s Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to such Optionee’s entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise such Optionee’s Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

10.3	Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, such Optionee may exercise such Optionee’s Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to such Optionee’s entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise such Optionee’s Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

10.4

Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement up to a maximum of twelve (12) months to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to such Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

10.5	Leaves of Absence.

10.5.1	Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.

10.5.2	A Service Provider shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

10.5.3	For purposes of Incentive Share Options, where such leave exceeds that commitment to working time within the meaning of paragraphs 26 and 27 of the Schedule any Incentive Share Option held by the Optionee shall cease to be treated as an Incentive Share Option and shall be treated for tax purposes as a Nonstatutory Share Option.

11	Limited Transferability of Options

11.1	Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

12	Adjustments; Dissolution or Liquidation; Merger or Change of Control

12.1	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option or Stock Purchase Right, provided that in the case of an Incentive Share Option the number of Shares subject to the Option and the Exercise Price for each of those Shares shall be adjusted in such a manner as the auditors confirm in writing to be fair and reasonable provided that the Exercise Price for a Share is not reduced below its nominal value and (i) the Market Value of the Shares subject to the Option is not increased; and (ii) following the adjustment the Shares continue to satisfy the conditions specified in paragraph 35 of the Schedule.

12.2	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

12.3	Merger or Change of Control.

12.3.1

In the event of (i) a merger of the Company with or into another entity (other than a merger effected primarily for the purpose of changing the Company’s state of incorporation) or (ii) a Change of Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor entity (or a Parent or Subsidiary of the successor entity). In the event that the successor entity (or a Parent or Subsidiary of the successor entity) refuses to assume or substitute for an Option, the

Optionee shall fully vest in and have the right to exercise such Option as to all of the Optioned Stock, including Shares as to which such Option would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change of Control, the Administrator shall notify the Optionee in writing or electronically that such Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and such Option shall terminate upon the expiration of such period. For the purposes of this paragraph, an Option shall be considered assumed if, following the merger or Change of Control, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to such Option immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change of Control by holders of Common Stock for each Share held on the effective date of the merger or Change of Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change of Control.

12.3.2	Where any new option is issued in substitution for an Incentive Share Option pursuant to Rule 12.3.1 such that all the conditions of paragraphs 41, 42 and 43 of the Schedule are met (“the Replacement Option”), then the date of grant of the Replacement Option shall be deemed to be the same as the Date of Grant of the Option and the Replacement Option shall continue as a qualifying option within the meaning of paragraph 1 of the Schedule. In the event that the aforementioned conditions are not fulfilled the Option shall be treated as a Nonstatutory Share Option to the extent the Option remains unexercised.

13	Time of Granting Options

13.1	The Date of Grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

13.2	Following the grant of an Option the Administrator shall as soon as reasonably practicable issue to the Optionee a certificate in respect of the Option making reference to the terms of the Option Agreement and these Rules and stating the date on which the Option was granted.

14	Amendment and Termination of the Plan

14.1	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

14.2	Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

14.3	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15	Conditions Upon Issuance of Shares

15.1	Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

15.2	Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16	Inability to Obtain Authority

16.1	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17	Reservation of Shares

17.1	The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18	Information to Optionees

18.1	The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

18.2	The Administrator shall as far as is reasonably practical inform an Optionee if an event occurs which, in the opinion of the Administrator, has caused, will cause or will be likely to cause an Option held by such Optionee no longer to be an Incentive Share Option. Such Options shall continue on the same terms and conditions but be treated as Nonstatutory Share Options.